Exhibit 23

      We consent to the incorporation by reference in Registration Statement No. 33-55832 on Form S-8 dated December 16, 1992, of our report dated February 2, 2001, on the consolidated financial statements and schedules included in the Annual Report on Form 10-K of GREAT SOUTHERN BANCORP, INC. for the year ended December 31, 2000.


                                        /s/ Baird, Kurtz & Dobson


March 27, 2001
Springfield, Missouri